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                                LANE AND MANTELL
                                ATTORNEYS AT LAW

               991 Route 22 West, Post Office Box 8539, Suite 102
                          Somerville, New Jersey 08876

Nanette Weitman Mantell                               Telephone (908) 253-9333
Steven R. Lane                                        Facsimile (908) 253-9339

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Rosemary Farr                                                   Howard Freeman
                                                                    Of Counsel

                                      February 25, 1999


Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, NW
Washington, DC   20549

                      Re:  DUSA Pharmaceuticals, Inc.
                           Registration Statement on Form S-3

Dear Sir or Madam:

      We consent to the use of our firm's name under the heading "Legal Matters" in the Registration Statement on Form S-3 and any amendments thereto filed by the Registrant with the Securities and Exchange Commission in connection with the above-referenced matter.

                                          Very truly yours,

                                          /s/ Lane and Mantell

                                          LANE and MANTELL
                                          a professional corporation

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